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EXHIBIT 23.1 - INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-43952, No. 33-58584, No. 33-70666, No. 33-81902, No. 333-00948, No.
333-53577, No. 333-47526, No. 333-70418, and No. 333-118497 on Form S-8 of our
reports dated March 28, 2005, relating to the financial statements of ShopKo Stores, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption, in fiscal 2003, of Emerging Issues Task Force No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, and the adoption, effective February 3, 2002, of Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets) and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of ShopKo Stores, Inc. for the year ended January 29, 2005.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 1, 2005
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